UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on February 10, 2015 of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 31, 2014, by and among Intervest Bancshares Corporation (the “Registrant”), Intervest National Bank, the Registrant’s wholly-owned bank subsidiary, Bank of the Ozarks, Inc. (“Ozarks”) and Bank of the Ozarks, Ozarks’ wholly-owned bank subsidiary (“Bank of the Ozarks”). Pursuant to the Merger Agreement, on February 10, 2015 (the “Effective Time”), the Registrant merged with and into Ozarks (the “Merger”), with Ozarks as the surviving corporation in the Merger. Immediately following the consummation of the Merger, Intervest National Bank merged with and into Bank of the Ozarks (the “Bank Merger”), with Bank of the Ozarks as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, holders of the Registrant’s common stock have a right to receive 0.3014 shares (the “Exchange Ratio”) of the common stock of Ozarks, par value $0.01 per share (the “Ozarks Common Stock”) for each share of the Registrant’s common stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares. There were 22,022,090 shares of the Registrant’s common stock issued and outstanding at the Effective Time.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2014, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 10, 2015, the Registrant completed the Merger pursuant to the Merger Agreement. As a result of the Merger, the Registrant’s separate corporate existence ceased and Ozarks continued as the surviving corporation.

In accordance with the Merger Agreement, within three business days after the closing of the Merger, Ozarks is obligated to send former stockholders of the Registrant instructions to exchange their shares of the Registrant for shares of Ozarks Common Stock.

The disclosure set forth in the Introductory Note and item 3.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, on February 10, 2015, the Registrant requested that The Nasdaq Stock Market LLC (“Nasdaq”) file a notification on Form 25 with the SEC to request the removal of the Registrant’s common stock from listing on Nasdaq and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ozarks, as successor to the Registrant, intends to file with the SEC a certification on Form 15 on behalf of the Registrant requesting the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders

The disclosure set forth in the Introductory Note and in item 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The disclosure set forth in the Introductory Note and items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated by the Merger Agreement, each of the directors of the Registrant resigned as a director of the Registrant, which resignations were effective as of the Effective Time. The Merger Agreement provides that the directors and executive officers of the surviving corporation immediately after the Merger shall be the directors and executive officers of Ozarks immediately prior to the Effective Time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 31, 2014, by and among Registrant, Intervest National Bank, Ozarks and Bank of the Ozarks – incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: February 10, 2015	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)